FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT This First Amendment to Purchase and Sale Agreement (this “Amendment”) dated as of the Effective Date (as hereinafter defined) is by and between ABP CO II (DENVER) LLC, a Delaware limited liability company (“Seller”), and BIG ACQUISITIONS LLC, an Illinois limited liability company (“Buyer”). RECITALS: A. Seller and Buyer are parties to that certain Purchase and Sale Agreement dated as of June 1, 2020 pertaining to the proposed sale by Seller to Buyer of certain real property more particularly described therein (the “Agreement”). B. Buyer has requested an extension of time to complete its Due Diligence with respect to the Property. C. The requested extension of the Due Diligence Deadline will necessitate a corresponding extension of the Closing Deadline. D. Seller is willing to agree to such requests, upon the terms and conditions of this Amendment. E. The parties also desire to amend certain provisions of the Agreement regarding the Lease. OPERATIVE TERMS: NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual covenants set forth in the Agreement and in this Amendment, Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows: 1. Recitals; Defined Terms. The foregoing recitals are true and correct in all material respects and incorporated in this Amendment and the Agreement. Capitalized terms and phrases used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms and phrases in the Agreement or the Lease, as applicable. Unless the context clearly indicates otherwise, all references to “this Agreement” in the Agreement and in this Amendment shall hereinafter be deemed to refer to the Agreement, as amended hereby. As used in this Amendment (but not for purposes of the Agreement, in which context the definition of the term “Effective Date” shall remain unchanged), “Effective Date” shall mean the date on which Seller or Buyer shall have executed this Amendment, as indicated under their respective signatures, whichever is the later to do so. 2. Due Diligence Deadline. The definition of “Due Diligence Deadline” in Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following definition: “‘Due Diligence Deadline’ shall mean 6:00 P.M. Eastern time on July 31, 2020”.

3. Closing Deadline. The definition of “Closing Deadline” in Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following definition: “‘Closing Deadline’ shall mean August 14, 2020”. 4. Lease Amendment regarding Right of Renewal. Section 1.05 of the Lease is hereby deleted and replaced with the following: “Section 1.05 Right of Renewal. Tenant shall have the right to renew the Term for all of the Premises for two (2) renewal terms of five (5) years (each, a “Renewal Term”), each of which shall commence on the day following the expiration of the Term, as previously extended and end on the fifth (5th) anniversary of the last day of the Term, unless such Renewal Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. Each Renewal Term shall commence only if (a) Tenant shall have notified Landlord in writing of Tenant’s exercise of such renewal right not later than one year prior to the then last day of the Term and (b) at the time of the exercise of such right and immediately prior to the then last day of the Term, no Event of Default shall have occurred and be continuing hereunder. Time is of the essence with respect to the giving of the notice of Tenant’s exercise of each renewal option, and Tenant’s failure to timely give notice of Tenant’s exercise of a renewal option shall render null and void the subject renewal option and any subsequent renewal options hereunder. Each Renewal Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that Basic Rent shall increase by two percent (2%) annually beginning with the first day of the first year of each Renewal Term, and Tenant shall have no further right to renew the Term beyond the second Renewal Term. Upon the commencement of each Renewal Term, (1) such Renewal Term shall be added to and become part of the Term and (2) any reference to “this Lease”, to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include such Renewal Term.” 5. Lease Amendment regarding Security Deposit. Section 9.17 of the Lease is deleted and replaced with the following: “Section 9.17 Security Deposit. (a) Tenant shall deposit or cause to be deposited with Landlord or Mortgagee, as Landlord shall designate, on or before the date hereof, $269,500.00 as a “Security Deposit” for its full and faithful performance of the terms of this Lease, it being expressly understood that such Security Deposit shall not be considered an advance payment of any Basic Rent, additional rent or other sums payable under this Lease or a measure of Landlord’s damages in case of an Event of Default. Payment of said Security Deposit shall be satisfied by Tenant’s deposit of cash and any interest earned shall remain as an additional Security Deposit. If Landlord transfers its interest in the Premises during the Term to a Transferee who assumes Landlord’s obligations hereunder and to whom the Security Deposit is transferred, Landlord may assign the Security Deposit to the Transferee and, thereafter, Landlord shall have no further liability for the return of such Security Deposit to Tenant. Effective as of the first day of the first Renewal Term, provided that that there exists no Event of Default under this Lease at such time, the amount of the Security Deposit shall 2 be reduced to $67,375.00, and Landlord shall refund the reduction of the Security Deposit to Tenant within fifteen (15) days after the first day of the Renewal Term. (b) Beginning March 31, 2022 and continuing on March 31st of each fiscal year thereafter during the initial Term (each, a “Reduction Request Date”), Tenant shall have the right to request, by written notice to Landlord, a reduction of the Security Deposit to $134,750.00, provided that (i) Tenant’s Adjusted EBITDA (hereinafter defined) for each of the two (2) previous fiscal years prior to such applicable Reduction Request Date (as publicly reported in connection with BlueLinx Holdings Inc.’s (“BlueLinx”) filings with the Securities and Exchange Commission or as shown on the financial statements that Tenant is required to deliver pursuant to Section 8.02(b) of this Lease if BlueLinx is no longer publicly traded, as the case may be) is greater than $100,000,000.00 and Tenant’s Leverage is four (4) times or less as of the end of each such fiscal year, and (ii) at such time there exists no Event of Default under this Lease. If Tenant is entitled to a reduction in the Security Deposit, Tenant shall provide Landlord with (A) written notice requesting that the Security Deposit be reduced, (B) a calculation of Tenant’s Adjusted EBITDA and Tenant’s Leverage, as provided above, and (C) financial statements required to be delivered pursuant to Section 8.02(b) (collectively, the “Reduction Notice”). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Security Deposit as provided herein, Landlord shall refund the reduction of the Security Deposit to Tenant within fifteen (15) days after Landlord’s receipt of the Reduction Notice, if the Security Deposit is held in cash, or, if the Security Deposit is in the form of a Letter of Credit, Tenant shall be entitled to replace or cause the amendment of the Letter of Credit accordingly. For the purposes of this Lease, Tenant’s “Adjusted EBITDA” shall mean the following, as applicable: (i) as publicly reported in connection with BlueLinx’s filings with the Securities and Exchange Commission for so long as BlueLinx is a publicly traded company, or (ii) in the event BlueLinx is not a publicly traded company, an amount as calculated on a consolidated basis for BlueLinx and its subsidiaries for any period as of any date of determination equal to (a) the sum, without duplication, of the amounts for such period of (1) net income (loss), plus (2) interest expense and all interest expense related items, plus (3) depreciation expense and amortization expense, plus (4) income tax expense, plus (5) non-cash stock option and other equity-based compensation expenses, plus (6) other non-cash expenses, charges and adjustments to net income (loss) (excluding any such expense, charge or adjustment incurred in the ordinary course of business that constitutes an accrual of, or a reserve for, cash charges for any future period), plus (7) to the extent approved by Landlord in its sole discretion and not otherwise contemplated above, other one-time charges, plus (8) to the extent approved by Landlord in its sole discretion and not otherwise contemplated above, any losses arising from the sale, exchange, transfer or other disposition of assets not in the ordinary course of business, minus (b) the sum, without duplication, of the amounts for such period of (1) other non- cash items increasing net income for such period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period), plus (2) interest income, plus (3) other income, plus (4) gains from dispositions of assets or liabilities outside of the ordinary course of business for such period. For the purposes of this Lease, “Leverage” for a fiscal year shall mean, as calculated on a consolidated basis for BlueLinx and its subsidiaries as of the date of the determination, the quotient obtained by dividing all of BlueLinx’s 3 outstanding third-party borrowings (net of cash and cash equivalents) as of the end of such fiscal year by Tenant’s Adjusted EBITDA for such fiscal year. (c) Following an Event of Default (and, for the avoidance of doubt, taking into account any applicable cure period under the Lease), Landlord may use, apply or retain such portion of the Security Deposit as is required for the reimbursement or payment of any sum then payable or due and owing by Tenant under the terms of this Lease in respect thereof that is not timely paid by Tenant under the terms of this Lease.” 6. Headings. The headings to sections of this Amendment are for convenient reference only and shall not be used in interpreting this Amendment. 7. Entire Agreement. This Amendment contains the entire agreement and understanding between the parties concerning the subject matter of this Amendment and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, concerning the matters that are the subject of this Amendment. 8. Force and Effect. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect. Seller and Buyer hereby ratify and confirm their respective rights and obligations under the Agreement, as amended by this Amendment. 9. Counterparts. This Amendment may be executed in counterparts, and all such counterparts shall when taken together, constitute one and the same instrument. 10. Electronic Execution. This Amendment may be executed and delivered by electronic transmission, with the same force and effect as a fully-executed or counterpart original document. 4

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the Effective Date. SELLER: ABP CO II (DENVER) LLC, a Delaware limited liability company By: /s/ Justin B. Heineman Name: Justin B. Heineman Title: Vice President and Corporate Secretary Date signed: July 8, 2020 5

BUYER: BIG ACQUISITIONS LLC, a Delaware limited liability company By: /s/ Michael W. Brennan Name: Michael W. Brennan Title: Manager Date signed: July 8, 2020 6